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MindMed Collaborators Announce Positive Topline Data from Phase 2 Trial of Lysergide (LSD) in Major Depressive Disorder (MDD)

– Primary endpoint achieved statistically significant improvement in MDD symptoms –

– Confirmation of activity of lysergide in brain health disorders with direct relevance to MindMed’s MM-120 program in Generalized Anxiety Disorder (GAD) –

– Data presented on April 14, 2023 in Basel, Switzerland –

NEW YORK, April 14, 2023 — Mind Medicine (MindMed) Inc (NASDAQ: MNMD), (NEO: MMED), (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel products to treat brain health disorders, announced today that Prof. Matthias Liechti and Dr. Felix Mueller, MindMed collaborators at University Hospital Basel (UHB) and the University Hospital of Psychiatry, have released positive topline data from a double-blind, investigator-initiated trial evaluating lysergide in the treatment of MDD. These findings were presented on April 14, 2023 in Basel, Switzerland.

The topline data demonstrated significant, rapid, durable and beneficial effects of lysergide and its potential to mitigate symptoms of MDD. The high dose lysergide regimen in which patients received 100 µg at their first dosing day and 200 µg at their second dosing day (separated by four weeks) resulted in statistically and clinically significant improvements on the primary endpoint, which was the change in clinician-rated Inventory of Depressive Symptomatology (IDS-C) scores 6 weeks after the first administration as compared to control (whether or not the patient received a second administration). The control group in this study received a lower dose regimen of 25 µg on both treatment days. Patients in the high dose arm (n=28) demonstrated a least square mean change from baseline in IDS-C scores of -12.9 points compared to -3.6 points in the lower dose arm (n=27, p=0.02). The statistically significant benefit as measured by IDS-C was maintained up to 16 weeks after the first administration compared to placebo (p=0.008). Data from the secondary endpoints were also encouraging. The investigational drug was generally well-tolerated, as indicated by reported adverse events, changes in vital signs and laboratory values.

“We continue to be encouraged by the positive results being generated on the clinical activity of lysergide by our collaborators at UHB,” said Robert Barrow, Chief Executive Officer and Director of MindMed. “The statistically and clinically significant improvements observed in this study reinforce preliminary findings that have shown the clinical potential of lysergide in anxiety, depression and other brain health disorders. These positive findings are particularly relevant to our MM-120 program in generalized anxiety disorder, given the high degree of comorbidity of GAD and MDD. I would like to congratulate and thank our collaborators at UHB for once again generating high quality clinical data that continue to support the progression of our pipeline.”

Prof. Matthias Liechti, co-primary investigator of the trial, commented, “Historical studies of lysergide in MDD demonstrated rapid, robust and sustained improvement in depressive symptoms. We also observed improvement in depressive symptoms in patients with anxiety disorders in another of our recently published trials. We believed it was necessary to confirm the historical studies with ones using modern methods. Hence, we designed this randomized-controlled trial to assess the benefits of lysergide treatment in MDD. Importantly, an active small dose of lysergide was used as the control. We are extremely encouraged by the results we presented today, which demonstrate the strong, rapid and enduring improvements of this compound in patients suffering from MDD. We look forward to publishing the completed results in a peer-reviewed journal along with additional analyses. Our lab will continue investigating the therapeutic potential of lysergide and other psychedelics.”

About the Phase 2 Investigator-Initiated Clinical Trial

The investigator-initiated clinical trial was a double-blind, active-controlled, Phase 2 trial that investigated the safety and efficacy of lysergide for treating 61 patients with MDD. Patients allocated to the treatment intervention received 100 μg of lysergide on the first dosing day and 200 μg on the second dosing day, with dosing days separated by approximately 4 weeks. Patients allocated to the active control intervention received 25 μg of lysergide on the first dosing day and 25 μg of lysergide on the second dosing day. The primary efficacy endpoint was improvement in MDD symptoms six weeks after the first administration (2 weeks after the second administration), as measured by the clinician-rated Inventory of Depressive Symptomatology (IDS-C). Secondary outcome measures included improvements in the self-rated version of the Inventory of Depressive Symptomatology (IDS-SR), Beck Depression Index (BDI), State-trait anxiety inventory (STAI-G)) along with other psychiatric symptom assessments. Patients were followed for up to 16 weeks following the first dosing session. For additional information on this trial, see clinicaltrials.gov [NCT03866252].

MindMed supports the UHB Liechti Lab in conducting investigator-initiated trials for lysergide and other novel therapies and has exclusive access and rights to the data generated by these studies.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

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